Exhibit 24
Securities and Exchange Commission
Washington, D.C. 20549

Re: Parker-Hannifin Corporation

Commission File No. 1-4982
Annual Report on Form 10-K
Authorized Representatives

Gentlemen:
Parker-Hannifin Corporation (the "Company") is the issuer of Securities registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Act"). Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that each of the following "Authorized Representatives" is authorized on his or her behalf to sign and to submit to the Securities and Exchange Commission Annual Reports on Form 10-K and amendments thereto as required by the Act:
Authorized Representatives
Thomas L. Williams
Jon P. Marten
Joseph R. Leonti
Each person so signing also confirms the authority of each of the Authorized Representatives named above to do and perform, on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K filing requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

	Date		Date
/s/ Thomas L. Williams	8/17/2016	/s/ Klaus-Peter Müller	8/17/2016
Thomas L. Williams, Chairman of the		Klaus-Peter Müller, Director
Board and Chief Executive Officer (Principal Executive Officer)

/s/ Jon P. Marten	8/17/2016	/s/ Candy M. Obourn	8/17/2016
Jon P. Marten, Executive Vice		Candy M. Obourn, Director
President – Finance & Administration
and Chief Financial Officer		/s/ Joseph Scaminace	8/17/2016
(Principal Financial Officer)		Joseph Scaminace, Director

/s/ Catherine A. Suever	8/17/2016	/s/ Wolfgang R. Schmitt	8/17/2016
Catherine A. Suever, Vice President and		Wolfgang R. Schmitt, Director
Controller (Principal Accounting Officer)

/s/ Lee C. Banks	8/17/2016	/s/ Åke Svensson	8/17/2016
Lee C. Banks, Director		Åke Svensson, Director

/s/ Robert G. Bohn	8/17/2016	/s/ James R. Verrier	8/17/2016
Robert G. Bohn, Director		James R. Verrier, Director

/s/ Linda S. Harty	8/17/2016	/s/ James L. Wainscott	8/17/2016
Linda S. Harty, Director		James L. Wainscott, Director

/s/ Robert J. Kohlhepp	8/17/2016	/s/ D. E. Washkewicz	8/17/2016
Robert J. Kohlhepp, Director		Donald E. Washkewicz, Director

/s/ Kevin A. Lobo	8/17/2016
Kevin A. Lobo, Director